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                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Precision Response Corporation on Form S-8 (File No. 333-19651) of our report dated February 19, 1997, on our audits of the financial statements and financial statement schedule of Precision Response Corporation as of December 31, 1996 and 1995, and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 10-K.





/s/ COOPERS & LYBRAND L.L.P.


Miami, Florida
March 26, 1997